UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2026

___________________________

CNS Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

___________________________

Nevada	001-39126	82-2318545
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 West Loop South, Suite 900

Houston, Texas 77027

 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 946-9185

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	CNSP	The NASDAQ Stock Market LLC

Item 1.01. Entry into a Material Definitive Agreement.

Private Offering

On May 4, 2026, CNS Pharmaceuticals, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with institutional investors (the “Investors”), pursuant to which the Investors purchased in a private placement: (i) 650,000 shares of the Company’s common stock, $0.001 par value per share (“Common Stock”) at a purchase price of $2.30 per share; and (ii) pre-funded warrants to purchase 9,143,479 shares of the Common Stock (the “Pre-Funded Warrants”) at a purchase price of $2.299 per Pre-Funded Warrant (the “Offering”).

Subject to certain ownership limitations, the Pre-Funded Warrants are exercisable immediately upon issuance into one share of Common Stock at an exercise price per share of $0.001 (as adjusted from time to time in accordance with the terms thereof) and expire once such Pre-Funded Warrant is fully exercised. The holder of a Pre-Funded Warrant is prohibited from exercising any Pre-Funded Warrants to the extent that such exercise would result in the number of shares of Common Stock beneficially owned by such holder and its affiliates exceeding 4.99% (or 9.99% as applicable) of the total number of shares of Common Stock outstanding immediately after giving effect to the exercise, which percentage may be increased or decreased at the holder’s election not to exceed 9.99%.

The closing of the Offering is expected to occur on May 5, 2026 (the “Closing Date”), subject to customary closing conditions. The gross proceeds to the Company from the Offering will be approximately $22.5 million, before deducting the Placement Agent’s fees and other offering expenses. The Company intends to use the net proceeds from the Offering to identify, acquire, and advance new assets and for working capital and general corporate purposes.

In connection with the Purchase Agreement, the Company entered into a Registration Rights Agreement (“Registration Rights Agreement”) and agreed to file a registration statement (the “Registration Statement”) registering the resale of the Common Stock and the Common Stock underlying the Pre-Funded Warrants, within 15 days following the Closing Date, and to use its best efforts to cause such Registration Statement to be declared effective by the SEC within 60 days from the filing date of the Registration Statement (or 90 days from the filing date if the SEC reviews the Registration Statement).

With limited exceptions, the Company has agreed not to enter into or announce any transaction for the sale of any of its equity securities or securities convertible into its equity securities for a period of 120 days from the effective date of the Registration Statement. In addition, the Company has agreed not to effect or enter into an agreement to effect any issuance of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock involving a Variable Rate Transaction (as defined in the Agreement) until one year after the Closing Date; provided that after 120 days from the effective date of the Registration Statement, the Company will be permitted to make sales under its existing “at-the-market offering” sales agreement.

The Common Stock and Pre-Funded Warrants issued in the Offering and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder and have not been registered under the Securities Act or applicable state securities laws.

On May 4, 2026, the Company entered into a placement agency agreement (the “Placement Agreement”) with A.G.P./Alliance Global Partners (the “Placement Agent”), pursuant to which the Company agreed to pay the Placement Agent an aggregate cash fee equal to 7.0% of the gross proceeds received by the Company from the sale of the securities in the transaction. The Company also agreed to reimburse the Placement Agent for up to $75,000 for the Placement Agent’s fees and expenses and up to $15,000 for non-accountable expenses.

The forms of the Securities Purchase Agreement, the Registration Rights Agreement, the Placement Agreement, and the Pre-Funded Warrant are filed as Exhibits 10.1, 10.2, 1.1, and 4.1, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

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Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 relating to the Common Stock and Pre-Funded Warrants issued in the Offering and the shares issuable upon exercise of the Pre-Funded Warrants is incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 4, 2026, Jerzy (George) Gumulka resigned as a member of the Company’s Board of Directors (the “Board”). Mr. Gumulka’s resignation from the Board was not a result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

On May 4, 2026, the Board agreed to appoint Michal Fisher as an independent member of the Company’s Board. Ms. Fisher is a senior life sciences executive with over 15 years of experience spanning business development, corporate strategy, investor relations, and deal structuring across biotech, pharma, and medtech. She has a proven track record of closing complex licensing transactions, raising capital, and building global partnerships. Ms. Fisher is currently Chief Business Officer at BioGenCell, a biotechnology company developing an autologous cell therapy for no-option Critical Limb-Threatening Ischemia, where she leads BioGenCell’s capital raising strategy to support a Phase 3 trial as well as commercial planning. From 2020 to 2025, Ms. Fisher was Head of Corporate Development at LifeSci Partners, an integrated life sciences advisory firm, where she supported business development and growth of the entire LifeSci Partners platform, including LifeSci Advisors, LifeSci Capital, LifeSci Ventures, LifeSci Consulting, and LifeSci Search. Earlier in her career, she was Head of Business Development & Licensing at Neopharm, a multinational pharmaceutical company, and Head of Strategic Alliances and Corporate Development at SK Pharma. Ms. Fisher holds a B.Sc. degree in Biotechnology and an M.A. in Law from Bar-Ilan University, bringing deep scientific fluency along with financial acumen. Upon Ms. Fisher’s appointment, she will participate in the Company’s standard compensation program for non-employee directors. There are no arrangements or understandings between Ms. Fisher and any other person pursuant to which Ms. Fisher was selected as a director. There are no family relationships between Ms. Fisher and any director or executive officer of the Company, and Ms. Fisher has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

1.1	Placement Agency Agreement dated May 4, 2026 by and between CNS Pharmaceuticals, Inc. and A.G.P./Alliance Global Partners
4.1	Form of Pre-Funded Warrant
10.1	Form of Securities Purchase Agreement dated May 4, 2026
10.2	Form of Registration Rights Agreement dated May 4, 2026
104	Cover page Interactive Data File (embedded within the Inline XBRL document)

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNS Pharmaceuticals, Inc.

By:	/s/ Rami Levin
Rami Levin
Chief Executive Officer and President

Dated: May 4, 2026

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